Exhibit 99.1

October 20, 2021

Bank of America Sets Q4-21 Stock Dividend, Renews $25 Billion Repurchase Plan

CHARLOTTE – Bank of America today announced the Board of Directors declared a regular quarterly cash dividend on Bank of America common stock of $0.21 per share, payable on December 31, 2021 to shareholders of record as of December 3, 2021. The Board also renewed the company’s previously announced $25 billion common stock repurchase program.

In April, Bank of America announced plans to repurchase up to $25 billion in common stock over time. Through the end of the third quarter of 2021, approximately $14 billion in stock had been repurchased under that program. Today’s authorization replaces the previous program and will provide additional flexibility going forward, in line with the company’s commitment to return to shareholders excess capital that is not needed to support economic growth, deliver for customers and communities, invest in the future and sustain strength and stability through the cycle. As with the April authorization, the Board also authorized repurchases to offset shares awarded under the company’s equity-based compensation plans.

Bank of America’s ability to make capital distributions depends, in part, on its ability to maintain regulatory capital levels above the 9.5% CET1 requirement: the sum of the Federal Reserve Board’s regulatory minimum of 4.5% and applicable regulatory buffers; including the Stress Capital Buffer (SCB) of 2.5%; and the Global Systemically Important Bank Holding Company surcharge of 2.5%. As of September 30, 2021, Bank of America’s CET1 ratio was 11.1%.

The timing and amount of common stock repurchases made pursuant to the Bank of America common stock repurchase program are subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and general market conditions. Also, it may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The Board also declared a regular quarterly cash dividend of $1.75 per share on the 7% Cumulative Redeemable Preferred Stock, Series B. The dividend is payable on January 25, 2022 to shareholders of record as of January 14, 2022.

Forward-Looking Statements
Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal”

and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2020 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,200 retail financial centers, approximately 17,000 ATMs, and award-winning digital banking with approximately 41 million active users, including approximately 32 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom and register for news email alerts.

www.bankofamerica.com

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Investors May Contact:
Lee McEntire, Bank of America
Phone: 1.980.388.6780
lee.mcentire@bofa.com

Jonathan Blum, Bank of America (Fixed Income)
Phone: 1.212.449.3112
jonathan.blum@bofa.com

Reporters May Contact:
Jerry Dubrowski, Bank of America
Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile)
jerome.f.dubrowski@bofa.com

Christopher P. Feeney, Bank of America
Phone: 1.980.386.6794
christopher.feeney@bofa.com